Exhibit 99.1
Advance Auto Parts Reports Fourth Quarter and Full Year 2023 Results

RALEIGH, N.C., February 28, 2024 — Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, that serves both professional installer and do-it-yourself customers, announced its financial results for the fourth quarter and full year ended December 30, 2023.

"As we closed out 2023, we continued to act with a sense of urgency to stabilize the business and position the company to return to profitable growth,” said Shane O'Kelly, president and chief executive officer. "Our full year results are well below our expectations, and we are focused on instilling greater discipline and accountability both in the fundamental business and in how the organization executes across the board. In addition to the operational improvements we are implementing, we are strengthening internal controls and enhancing the quality of our accounting information to help better inform how we drive the business forward.

“We continue to advance our ongoing operational and strategic review of the business, including the separate sales processes for Worldpac and our Canadian business. We have streamlined and reorganized the company’s leadership structure and have made several important new hires, including the appointments of Ryan Grimsland as Chief Financial Officer and Elizabeth Dreyer as Chief Accounting Officer. Building on the $150 million in annualized SG&A reductions our team executed in the fourth quarter, we recently launched an initiative to eliminate costs related to our indirect spend by an additional $50 million on an annualized basis. We are also moving forward with the consolidation of our supply chain to a single, unified network to create efficiencies and better serve customers. Looking ahead, we are committed to driving enhanced value for shareholders by executing on the fundamentals of our business – focusing on the customer, investing in our frontline and strengthening our competitive position.”
Fourth Quarter and Full Year 2023 Results (1)
Fourth quarter 2023 Net sales totaled $2.5 billion, a 0.4% decrease compared with the prior year. Comparable store sales for the fourth quarter 2023 decreased 1.4%. For full year 2023, Net sales of $11.3 billion increased 1.2% from 2022. Comparable store sales for the full year decreased 0.3%.

The company's Gross profit decreased 11.9% from the fourth quarter of the prior year to $950.8 million or 38.6% of Net sales compared with 43.6% in the prior year quarter. This result reflects both business performance and atypical drivers, primarily attributable to a change in inventory related items and elevated supply chain costs. The company's full year Gross profit was $4.5 billion, or 40.1% of Net sales, representing a 414 basis points decrease from the prior year primarily driven by inventory related items and costs not fully covered by pricing actions.

The company's SG&A was $999.4 million in the fourth quarter, or 40.6% of Net sales compared with 38.8% for the prior year quarter. This was primarily driven by a year-over-year increase in occupancy costs and store labor. The company's full year SG&A was $4.4 billion, or 39.1% of Net sales compared with 38.2% in the prior year.

(1) All comparisons are based on the same time period in the prior year. Comparable store sales include locations open for 13 complete accounting periods and excludes sales to independently owned Carquest locations.

The company's fourth quarter Operating loss was $48.6 million, or (2.0)% of Net sales compared with the fourth quarter of the prior year Operating income of $119.3 million or 4.8% of Net sales. The company's full year Operating income was $114.4 million, or 1.0% of Net sales, compared with $670.3 million, or 6.0%, of Net sales in the prior year.

The company's effective tax rate in the fourth quarter of 2023 was 42.3%. The company's Diluted loss per share was $0.59 compared with Diluted earnings per share of $1.39 in the fourth quarter of the prior year. The company's effective tax rate for full year 2023 was 6.6%. The company's 2023 Diluted earnings per share was $0.50 compared with $7.65 in the prior year.

Net cash provided by operating activities was $0.3 billion for the full year 2023 versus $0.7 billion for the prior year. The decrease was primarily driven by lower Net income and working capital. Free cash flow for the full year 2023 was $43.7 million, compared with $312.5 million for the prior year.

During management’s review, the company identified issues with certain previously reported financials. All comparisons are based on the corrected historical results as depicted in the financial tables herein, which include the correction of non-material errors in previously reported results.

The company filed a Form 12b-25 with the Securities and Exchange Commission and disclosed that it expects to file its Form 10-K prior to the expiration of the extension period.

Capital Allocation
On February 13, 2024, the company declared a regular cash dividend of $0.25 per share to be paid on April 26, 2024 to all common stockholders of record as of April 12, 2024.

Subsequent Events
On February 26, 2024, the company entered into an amendment to its revolving credit facility to enable certain addbacks to financial covenants for specific write-downs of inventory and vendor receivables. As of December 30, 2023, considering the amendment, the company was in compliance with the credit facility’s financial covenants.

Full Year 2024 Guidance (1)
"In 2024, we are refining our operational improvement plans and building on the decisive actions we have taken to turn around the company’s performance. We are committed to improving overall productivity and taking a disciplined approach to reducing expenses, which will support our focus on investing in our team members. Our 2024 full year guidance is reflective of the steps we must take to reset the business and solidify our foundation for the long-term," said Ryan Grimsland, executive vice president and chief financial officer.

	2024
($ in millions, except per share data)	Low	High
Net sales	$11,300	$11,400
Comparable store sales (2)	0.0%	1.0%
Operating income margin	3.2%	3.5%
Diluted EPS	$3.75	$4.25
Capital expenditures	$200	$250
Free cash flow (3)	Minimum $250
(1) The company is providing guidance as of February 28, 2024, which does not reflect any potential future acquisitions, dispositions or share repurchases.
(2) Comparable store sales include locations open for 13 complete accounting periods and excludes sales to independently owned Carquest locations.

(3) Free cash flow is a non-GAAP measure. For a better understanding of the company's adjusted results, refer to the reconciliation of non-GAAP adjustment in the accompanying financial tables included herein.

Investor Conference Call
The company will detail its results for the fourth quarter and full year 2023 via a webcast scheduled to begin at 8 a.m. Eastern Time on Wednesday, February 28, 2024. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the company suggests registering a minimum 10 minutes before the start of the call. A replay of the conference call will be available on the company's Investor Relations website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of December 30, 2023, Advance operated 4,786 stores and 321 Worldpac branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 1,245 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: darryl.carr@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about our strategic initiatives, operational plans and objectives, our ability to complete the potential divestiture of Worldpac and the company’s Canada business, the timing of the filing of our Annual Report on Form 10-K, improvements to our internal controls and expectations for economic conditions, future business results and future financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect our views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the company’s leadership transition, the timing and implementation of our initiatives, our potential divestiture of Worldpac and the company's Canada business, our ability to hire, train and retain qualified employees, deterioration of general macroeconomic conditions, the highly competitive nature of our industry, demand for our products and services, complexities in our inventory and supply chain and challenges with transforming and growing our business. Please refer to “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 30, 2023 (1)	December 31, 2022 (1,2)
Assets
Current assets:
Cash and cash equivalents	$503,471	$270,805
Receivables, net	800,141	684,048
Inventories	4,857,702	4,896,269
Other current assets	215,707	163,695
Total current assets	6,377,021	6,014,817
Property and equipment, net	1,648,546	1,690,139
Operating lease right-of-use assets	2,578,776	2,607,690
Goodwill	991,743	990,471
Other intangible assets, net	593,341	620,901
Other assets	86,899	62,429
Total assets	$12,276,326	$11,986,447
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,177,974	$4,178,907
Accrued expenses	671,237	629,464
Current portion of long-term debt	—	185,000
Other current liabilities	458,194	427,480
Total current liabilities	5,307,405	5,420,851
Long-term debt	1,786,361	1,188,283
Non-current operating lease liabilities	2,215,766	2,278,318
Deferred income taxes	362,542	410,749
Other long-term liabilities	84,524	89,054
Total stockholders' equity	2,519,728	2,599,192
Total liabilities and stockholders’ equity	$12,276,326	$11,986,447
(1) This preliminary condensed consolidated balance sheet has been prepared on a basis consistent with the company's previously prepared balance sheets filed with the Securities and Exchange Commission ("SEC"), but does not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).
(2) The fifty-two weeks ended December 31, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of non-material errors the company discovered in previously reported results.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Twelve Weeks Ended	Twelve Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 30, 2023 (1)	December 31, 2022 (1,2)	December 30, 2023 (1)	December 31, 2022 (1,2)

Net sales	$2,464,869	$2,473,745	$11,287,607	$11,154,722
Cost of sales	1,514,028	1,394,853	6,764,105	6,222,487
Gross profit	950,841	1,078,892	4,523,502	4,932,235
Selling, general and administrative expenses	999,407	959,583	4,409,125	4,261,982
Operating (loss) income	(48,566)	119,309	114,377	670,253
Other, net:
Interest expense	(18,062)	(15,946)	(88,055)	(51,060)
Loss on early redemptions of senior unsecured notes	—	—	—	(7,408)
Other income (expense), net	5,731	(2,141)	5,525	(7,423)
Total other, net	(12,331)	(18,087)	(82,530)	(65,891)
(Loss) Income before provision for income taxes	(60,897)	101,222	31,847	604,362
Provision for income taxes	(25,770)	18,318	2,112	139,960
Net (loss) income	$(35,127)	$82,904	$29,735	$464,402

Basic (loss) earnings per common share	$(0.59)	$1.40	$0.50	$7.70
Weighted average common shares outstanding	59,504	59,333	59,432	60,351

Diluted (loss) earnings per common share	$(0.59)	$1.39	$0.50	$7.65
Weighted average common shares outstanding	59,675	59,623	59,608	60,717
(1) These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the company's previously prepared statements of operations filed with the SEC, but do not include the footnotes required by GAAP.
(2) The twelve weeks ended December 31, 2022 and fifty-two weeks ended December 31, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of non-material errors the company discovered in previously reported results.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Fifty-Two Weeks Ended
	December 30, 2023 (1)	December 31, 2022 (1,2)

Cash flows from operating activities:
Net income	$29,735	$464,402
Depreciation and amortization	306,454	283,800
Share-based compensation	45,647	50,978
Loss on early redemption of senior unsecured notes	—	7,408
Provision for deferred income taxes	(47,782)	16,528
Other, net	2,813	6,168
Net change in:
Receivables, net	(114,665)	67,147
Inventories	44,821	(229,643)
Accounts payable	(4,645)	227,774
Accrued expenses	115,673	(167,723)
Other assets and liabilities, net	(91,987)	9,732
Net cash provided by operating activities	286,064	736,571
Cash flows from investing activities:
Purchases of property and equipment	(242,411)	(424,061)
Purchase of intangible asset	—	(1,900)
Proceeds from sales of property and equipment	6,922	1,513
Net cash used in investing activities	(235,489)	(424,448)
Cash flows from financing activities:
Payments on senior unsecured notes	—	(201,081)
Borrowings under credit facilities	4,805,000	2,035,000
Payments on credit facilities	(4,990,000)	(1,850,000)
Proceeds from issuance of senior unsecured notes, net	599,571	348,618
Dividends paid	(209,293)	(336,230)
Repurchases of common stock	(14,518)	(618,480)
Other, net	(182)	1,469
Net cash provided by (used in) financing activities	190,578	(620,704)
Effect of exchange rate changes on cash	(8,487)	(8,664)

Net increase (decrease) in cash and cash equivalents	232,666	(317,245)
Cash and cash equivalents, beginning of period	270,805	588,050
Cash and cash equivalents, end of period	$503,471	$270,805
(1) This preliminary condensed consolidated statement of cash flows has been prepared on a basis consistent with the company's previously prepared statements of operations filed with the SEC, but does not include the footnotes required by GAAP.
(2) The fifty-two weeks ended December 31, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of the non-material errors the company discovered in previously reported results.

Restatement of Previously Issued Financial Statements
In connection with the preparation of the financial statements for the fourth quarter of 2023, the company identified additional errors primarily impacting cost of sales and selling, general and administrative costs. The company evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary of the corrections to the impacted financial statement line items in our Consolidated Balance Sheet as of December 31, 2022 and our Consolidated Statements of Operations for the and Consolidated Statement of Cash Flows for the year ended December 31, 2022 included in our previously filed Annual Report on Form 10-K and our Consolidated Statements of Operations for the twelve weeks ended December 31, 2022 included in our previously filed Form 8-K and earnings release are presented below:

Condensed Consolidated Balance Sheet
December 31, 2022
	As Previously Reported	Adjustments	As Corrected
Assets
Cash and cash equivalents	$269,282	$1,523	$270,805
Receivables, net	698,613	(14,565)	684,048
Inventories, net	4,915,262	(18,993)	4,896,269
Total current assets	6,046,852	(32,035)	6,014,817
Total assets	$12,018,482	$(32,035)	$11,986,447

Liabilities and Stockholders’ Equity
Accounts payable	$4,123,462	$55,445	$4,178,907
Accrued expenses	634,447	(4,983)	629,464
Total current liabilities	5,370,389	50,462	5,420,851
Deferred income taxes	415,997	(5,248)	410,749
Other long-term liabilities	87,214	1,840	89,054
Total liabilities	9,340,201	47,054	9,387,255
Accumulated other comprehensive loss	(45,143)	448	(44,695)
Retained earnings	4,744,624	(79,537)	4,665,087
Total stockholders’ equity	2,678,281	(79,089)	2,599,192
Total liabilities and stockholders’ equity	$12,018,482	$(32,035)	$11,986,447

Condensed Consolidated Statement of Operations
December 31, 2022
	Twelve Weeks Ended			Fifty-Two Weeks Ended
	As Previously Reported	Adjustments	As Corrected	As Previously Reported	Adjustments	As Corrected
Cost of sales	$1,383,734	$11,119	$1,394,853	$6,192,622	$29,865	$6,222,487
Gross profit	1,090,011	(11,119)	1,078,892	4,962,100	(29,865)	4,932,235
Selling, general and administrative expenses	958,009	1,574	959,583	4,247,949	14,033	4,261,982
Operating income	132,002	(12,693)	119,309	714,151	(43,898)	670,253
Other (expense) income, net	11,320	(13,461)	(2,141)	(6,996)	(427)	(7,423)
Total other, net	(4,626)	(13,461)	(18,087)	(65,464)	(427)	(65,891)
Income before provision for income taxes	127,376	(26,154)	101,222	648,687	(44,325)	604,362
Provision for income taxes	20,679	(2,361)	18,318	(146,815)	6,855	(139,960)
Net income	$106,697	$(23,793)	$82,904	$501,872	$(37,470)	$464,402

Basic earnings per share	$1.80	$(0.40)	$1.40	$8.32	$(0.62)	$7.70
Diluted earnings per common share	$1.79	$(0.40)	$1.39	$8.27	$(0.62)	$7.65

Condensed Consolidated Statement of Cash Flows
Fifty-Two Weeks Ended December 31, 2022
	As Previously Reported	Adjustments	As Corrected
Net income	$501,872	$(37,470)	$464,402
Provision for deferred income taxes	6,338	10,190	16,528
Net change in:
Receivables, net	81,254	(14,107)	67,147
Inventories, net	(272,253)	42,610	(229,643)
Accounts payable	212,568	15,206	227,774
Accrued expenses	(165,643)	(2,080)	(167,723)
Net cash provided by operating activities	722,222	14,349	736,571
Effect of exchange rate changes on cash	(9,216)	552	(8,664)
Net (decrease) increase in cash and cash equivalents	(332,146)	14,901	(317,245)
Cash and cash equivalents, beginning of period	601,428	(13,378)	588,050
Cash and cash equivalents, end of period	$269,282	$1,523	$270,805

Reconciliation of Non-GAAP Financial Measures
The company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses Free cash flow as a measure of its liquidity and believes it is a useful indicator for potential investors of the company's ability to implement growth strategies and service debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Reconciliation of Free Cash Flow:(1)
	Fifty-Two Weeks Ended
(in thousands)	December 30, 2023	December 31, 2022
Cash flows from operating activities	$286,064	$736,571
Purchases of property and equipment	(242,411)	(424,061)
Free cash flow	$43,653	$312,510

Adjusted Debt to Adjusted EBITDAR Ratio: (1)
	Four Quarters Ended
(in thousands, except adjusted debt to adjusted EBITDAR ratio)	December 30, 2023	December 31, 2022
Total GAAP debt	$1,786,361	$1,373,283
Add: Operating lease liabilities	2,660,827	2,692,861
Adjusted debt	$4,447,188	$4,066,144

GAAP Net income	$29,735	$464,402
Depreciation and amortization	306,454	283,800
Interest expense	88,055	51,060
Other expense (income), net	(5,525)	7,423
Provision for income taxes	2,112	139,960
Rent expense	613,859	594,838
Share-based compensation	45,647	50,978
Other nonrecurring charges (2)	12,419	7,408
Transformation related charges	29,719	37,083
Adjusted EBITDAR	$1,122,475	$1,636,952

Adjusted debt to adjusted EBITDAR ratio	4.0	2.5
(1)The fifty-two weeks ended December 31, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of non-material errors the company discovered in previously reported results.
(2) The adjustments to the four quarters ended December 30, 2023 include expenses associated with our remediation efforts and executive search charges and the adjustments to the four quarters ended December 31, 2022 represent charges incurred resulting from the early redemption of the company's 2023 senior unsecured notes.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The company’s goal is to maintain an investment grade rating. The company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the company's ability to obtain additional funding. If the company was unable to maintain its investment grade rating, this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the company's financing arrangements. The leverage ratio calculated by the company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. The company adjusts the calculation to remove rent expense and to add back the company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the company’s peers and to account for differences in debt structures and leasing arrangements. The company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Store Information:
During the fifty-two weeks ended December 30, 2023, 61 stores and branches were opened and 40 were closed or consolidated, resulting in a total of 5,107 stores and branches as of December 30, 2023, compared with a total of 5,086 stores and branches as of December 31, 2022.

The below table summarizes the changes in the number of company-operated stores and branches during the twelve and fifty-two weeks ended December 30, 2023:

	Twelve Weeks Ended
	AAP	CARQUEST	WORLDPAC (1)	Total
October 7, 2023	4,477	308	320	5,105
New	9	—	1	10
Closed	(3)	(5)	—	(8)
Relocated	1	(1)	—	—
December 30, 2023	4,484	302	321	5,107

	Fifty-Two Weeks Ended
	AAP	CARQUEST	WORLDPAC (1)	Total
December 31, 2022	4,440	330	316	5,086
New	55	1	5	61
Closed	(13)	(27)	—	(40)
Relocated	2	(2)	—	—
December 30, 2023	4,484	302	321	5,107
(1) Certain converted Autopart International (AI) locations will remain branded as AI going forward.